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                                                                    Exhibit 3.31

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

OFFICE OASIS LIMITED

1.    The name of the Company is

      "OFFICE OASIS LIMITED"

2.    The Registered Office of the Company will be situate in Scotland.

3.    The objects for which the Company is established are:

(A) To create, establish and maintain an organization for the provision and supply of water cooling systems and cooled water to commercial and industrial premises including offices, public houses, shops, factories and workplaces of all kinds; to provide maintenance, service and repair insurance plans, contracts, agreements, and other schemes in relation thereto; to maintain, service, repair, install, fit, adapt, purchase, buy, sell, import, export, market, distribute, supply, act as agents for and dealers in such water cooling systems, equipment, devices, appliances, accessories, components and spare parts of all and every description; to act as refrigeration, air conditioning, ventilation, heating and lighting engineers and contractors, electrical, electronic, mechanical and general engineers' and contractors, plumbers, joiners, glaziers, electricians, gas filters, ____ and transport contractors; builders and building contractors, builders supply merchants and to provide services of all kinds which may be required (directly or indirectly) in connection with any of the foregoing; to manufacture, buy, sell maintain, repair and deal in equipment, plant, vehicles, machinery, tools, articles and things of all kinds capable of being used for the purpose of the above-mentioned businesses, or any of them, or likely to be required by customers of or persons having dealings with the Company.
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(B) To carry on any other trade or business whatsoever which can, in the opinion of the Board of Directors, be advantageously carried on by the Company or calculated directly or indirectly to enhance any of the businesses of the Company.

(C) To purchase, take on lease or in exchange, hire or by any other means acquire and hold for any estate or interest any property, lands, buildings, easements, rights, privileges, concessions, patents, parent rights, licenses, secret processes, machinery, equipment, plant, stock-in-trade and any real or personal property of any kind considered necessary, expedient or convenient in connection with the Company's business.

(D) To borrow or raise or secure the payment of money in any manner the Company shall think appropriate for the purpose of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society.

(E) To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contract or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

(F) To guarantee the payment of any monies and the performance of any contracts, liabilities, duties, obligations or engagements of any company, society, association, body, firm or person, including without prejudice to the foregoing generality any company which is for the tie being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or any re-enactment thereof or a subsidiary of such holding company, or otherwise associated with the Company in business and whether or not this Company receives directly or indirectly any benefit, consideration or advantage therefrom, and to secure the said payment, performance, obligations and others in such manner of way as the Company may think fit by granting any Mortgage, Charge, Floating Charge, Standard Security, Assignation, Pledge, Lien or other security upon the whole or any part of the Company's undertaking, property, revenue, or assets (whether present or future) including uncalled capital with powers of sale and other usual and necessary powers.

(G) To receive money or loan or deposit upon such terms as the Company may approve and to guarantee the obligations and contracts of any person or corporation.

(H) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable or transferable instruments.
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(I) To invest and deal with the monies of the Company not immediately required for the purposes of its business in or upon such investments, and in such manner as may from time to time be determined necessary.

(J) To apply for, purchase or otherwise acquire and protect, prolong, renew and hold, use, develop, sell, license or otherwise dispose of or deal with patents, copyrights, designs, trade marks, brevets d'invention and concessions and the like and any interest therein.

(K) To pay for any property or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(L) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash or by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment or capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(M) To form, promote, finance or assist any other company whether for the purpose of acquiring all or any of the undertaking, property and assets of the Company or for any other purpose for which the Company may consider to be expedient.

(N) to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's Holding or Subsidiary company as defined by Section 736 of the Companies Act 1985, or otherwise associated with the Company in business or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and the wives, widows, families and dependents of any such persons, and also to establish and subsidize or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(O) To enter into a partnership or arrangement for profits, union of interests, reciprocal concession, co-operation with any company, firm or person carrying proposing to carry on any business within the objects of indirectly to benefit this Company, and to acquire and sell, deal with
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or dispose of any shares, stock of security or other interests in any such company, and to guarantee contracts or liabilities of, subsidize or otherwise assist such company.

(P) To purchaser or otherwise acquire and undertake all part of the business, property, assets, liabilities, transactions of any person, firm, or company carrying on business which this Company is authorized to carry on.

(Q) To sell, improve, manage, develop, turn to ___ exchange, let on rent, royalty, share of profits or otherwise grant licenses, easements and other rights in or over, and other manner deal with or dispose of the undertaking and any of the property and assets for the time being of the ___ for such consideration as the Company may think fit.

(R) To acquire, purchase, take over and undertake part of the business, property, assets and liabilities of transactions of any firm, person or company carrying on business which this Company is authorized to carry on and can be carried on in conjunction therewith or is capable of conducted so as directly or indirectly to benefit the Company to advance its interests generally.

(S) To distribute among the members in specie any property the Company or any proceeds of sale or disposal of any property of the Company but so that no distribution amounting to reduction of capital may be made except with the sanction of any) for the time being required by law.

(T) To do all such other things as are incident or ___ to the above objects or any of them.

And it is hereby declared that in the construction of this ___- the word 'company' except where used in reference to the ____ shall be deemed to include any person or partnership or ____ body of persons, whether incorporated or not incorporated, whether domiciled in Great Britain or elsewhere, and ___ objects specified in the different paragraphs of this ___ shall, except where otherwise expressed therein, by in ___ limited by reference to any other paragraph or the name of the Company, but may be carried out in as full and ample a manner as shall be construed in as wide a sense as if each of the paragraphs defined the objects as a separate, distinct, independent company.

4.    The liability of the members is limited.

5. The share capital of the Company is (pound)100 into 100 shares of (pound)1 each.

WE, the Subscribers to this Memorandum of Association, are desirous of being formed into a Company pursuant to this Memorandum, and we respectively agree to take the number of shares in the capital of the Company as set out opposite our respective names.
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NAMES, ADDRESSES                                 NUMBER OF SHARES
AND DESCRIPTIONS                                 Taken by each
OF SUBSCRIBERS                                   Subscriber

Stephen Mabbott                                    1
142 Queen Street
Glasgow, G1 3Bu

Company Registration Agent

Lesley Mabbott                                     1
142, Queen street
Glasgow, G1 3BU

Secretary



-----------------------------------------------------------------------------
DATED the 10 Aug 1989

Witness to the above Signatures:

Caryl Jones
142, Queen Street
Glasgow, G1 3BU

Secretary
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                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

Company Number

119721

I hereby certify that

OFFICE OASIS LIMITED

having a special resolution changes its name, is not incorporated under the name of

WATER AT WORK LIMITED

Signed in Edinburgh

4 DECEMBER 1989

                                                       Registration of Companies

                                                                             C28